Exhibit 10.24

QUOTIENT LIMITED

2014 STOCK INCENTIVE PLAN

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

AGREEMENT by and between Quotient Limited, a public no par value limited liability company incorporated in Jersey, Channel Islands (the “Company”) and [—] (the “Grantee”), dated as of the [—] day of [—], 20    .

WHEREAS, the Company maintains the Quotient Limited 2014 Stock Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, in accordance with the Plan, the Company may from time to time issue awards of Restricted Stock Units (“RSUs”) to individuals and persons who provide services to, among others, the Company and certain of its affiliates;

WHEREAS, the Grantee is eligible to receive awards under the terms of the Plan; and

WHEREAS, in accordance with the Plan, the Administrator has determined that it is in the best interests of the Company and its Shareholders to grant RSUs to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of RSUs.

The Company hereby grants the Grantee [—] RSUs. The RSUs are subject to the terms and conditions of this Agreement, and are also subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent such terms or conditions in this Agreement conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern. Where the context permits, references to the Company shall include any successor to the Company.

2.	Restrictions.

The RSUs awarded pursuant to this Agreement and the Plan shall be subject to the terms and conditions set forth in this Paragraph 2.

(a)	Subject to clauses (b), (c) and (d) below, the period of restriction with respect to RSUs granted hereunder (the “Restriction Period”) shall begin on the date hereof and lapse, if and as service continues, with respect to [one-third/fourth/fifth] of the RSUs granted hereunder, on each of the first [three/four/five] anniversaries of the date hereof.

(b)	Subject to clauses (c) and (d) below, upon the Grantee’s Termination of Service by for any reason during the Restriction Period, all RSUs still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.

(c)	Termination of Service as an employee shall not be treated as a termination of employment for purposes of this Paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or director of the Company or in such other capacity as determined by the Administrator (or if no Administrator is appointed, the Board), and the termination of such successor service shall be treated as the applicable termination.

(d)	For purposes of this Agreement, a “Termination of Service” shall mean the time when the employee-employer relationship or directorship, or other service relationship, between the Grantee and the Company (or an Affiliated Company) is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or retirement. The Administrator, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Administrator).

3.	Voting and Other Rights.

The Grantee shall have no rights of a Shareholder (including the right to distributions or dividends), and will not be treated as an owner of Shares for tax purposes, except with respect to Ordinary Shares that have been issued. [Notwithstanding the foregoing, a dividend equivalent right (“DER”) is hereby granted to the Grantee, consisting of the right to receive, with respect to each RSU, cash in an amount equal to the cash dividend distributions paid in the ordinary course on an Ordinary Share to the Company’s Shareholders, as set forth below. All DERs (if any) payable on an RSU, whether or not then vested, during the Company’s fiscal year shall be accumulated and paid to the Grantee within the first 30 days of the next succeeding fiscal year. Under no circumstances shall the Grantee be entitled to receive both (i) a distribution and a DER with respect to a vested RSU (or its associated Ordinary Share) or (ii) a distribution and a DER with respect to an unvested RSU.]

4.	Settlement.

Each vested and outstanding RSU shall be settled in one Ordinary Share on [—] (either by delivering one or more certificates for such Ordinary Share or by entering such Ordinary Share in book-entry form, as determined by the Company in its discretion). Such issuance shall constitute payment of the RSUs. References herein to issuances to the Grantee shall include issuances to any beneficial owner or other person to whom (or to which) the Ordinary Shares are issued. The Company’s obligation to issue Ordinary Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Grantee or other person entitled under the Plan to receive any Ordinary Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Paragraph 5(k). The Grantee shall have no further rights with respect to any RSUs that are paid or that terminate pursuant to Paragraph 2. For the avoidance of doubt, to the extent the terms of this Paragraph 4 conflict with any terms of the Plan relating to the settlement of RSU, the terms of this Paragraph 4 shall govern.

5.	Miscellaneous.

(a)	The value of an RSU may decrease depending upon the Fair Market Value of an Ordinary Share from time to time. Neither the Company, the Administrator, nor any other party associated with the Plan, shall be held liable for any decrease in the value of the RSUs. If the value of such RSUs decrease, there will be a decrease in the underlying value of what is distributed to the Grantee under the Plan and this Agreement.

(b)	Participation in the Plan confers no rights or interests other than as herein provided. With respect to this Agreement, (i) the RSUs are bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Ordinary Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan). The RSUs shall be used solely as a device for the determination of the payment to eventually be made to the Grantee if the RSUs vest pursuant to Paragraph 2. The award of RSUs is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(c)	Governing Law. This Agreement shall be governed by the laws of Jersey without reference to the principles of conflicts of law.

(d)	The Administrator may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate. In this connection, the Administrator may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Administrator in the exercise of this power shall be final and binding upon the Company and the Grantee.

(e)	All notices hereunder shall be in writing, and if to the Company or the Administrator, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 5(e).

(f)	The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(g)	The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(h)	Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Board determines that the Plan or the RSU is subject to Section 409A or Section 457A of the Code and fails to comply with the requirements of Section 409A or Section 457A of the Code, the Board reserves the right (without any obligation to do so or to indemnify the Grantee for failure to do so), without the consent of the Grantee, to amend or terminate the Plan and this Agreement and/or amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A or Section 457A of the Code or to comply with the applicable provisions of such section.

(i)	The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees, subject to the terms of the Plan.

(j)	Unless otherwise permitted in the sole discretion of the Administrator, (i) neither this Agreement nor any rights granted herein shall be assignable by the Grantee, and (ii) no purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or Ordinary Shares by any holder thereof in violation of the provisions of this Agreement or the Plan will be valid, and the Company will not transfer any of said RSUs or Ordinary Shares on its books nor will any Ordinary Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

(k)	The Grantee hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.

(l)	The Grantee hereby represents and agrees that the Grantee is not acquiring the RSUs or the Ordinary Shares with a view to distribution thereof.

(m)	Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or any Affiliated Company or interfere in any way with the right of the Company or any Affiliated Company and its Shareholders to terminate the Grantee’s employment or other service at any time. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in this Agreement or under the Plan.

(n)	This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(o)	This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(p)	Except as otherwise provided in the Plan or clause (i) above, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

QUOTIENT LIMITED

By:
Name:
Title:

[GRANTEE]